American Enterprise Variable Annuity Account
File No. 333-85567/811-7195

                                  EXHIBIT INDEX

Exhibit 3. Form of Selling Agreement for American Enterprise Life Insurance Company Variable Annuities.

Exhibit 4.1. Form of Deferred Annuity Contract for the Wells Fargo AdvantageSM Variable Annuity (form 44209).

Exhibit 4.2. Form of Deferred Annuity Contract for the Wells Fagro AdvantageSM Credit Variable Annuity (form 44210).

Exhibit 4.3.        Form of Enhanced Death Benefit Rider (form 44213).

Exhibit 4.4.        Form of Guaranteed Minimum Income Benefit Rider
                    (form 44214).

Exhibit 4.5.        Form of Disability Waiver of Withdrawal Charges Rider
                    (form 44215).

Exhibit 4.6.        Form of Unemployment Waiver of Withdrawal Charges Rider
                    (form 44216).

Exhibit 5. Form of Variable Annuity Application for the Wells Fargo AdvantageSM Variable Annuity and the Wells Fargo AdvantageSM Credit Variable Annuity (form 44211).

Exhibit 8.1 (b)     Form of Amendment No. 5 to Participation Agreement among
                    Putnam Capital Manager Trust, Putnam Mutual Funds Corp. and
                    American Enterprise Life Insurance Company dated July 16,
                    1999.

Exhibit 9.          Opinion amd Consent of Counsel, dated November 3, 1999.

Exhibit 10.         Consent of Independent Auditors, dated November 3, 1999.

Exhibit 13. Copy of schedule for computation of each performance quotation provided in the Registration Statement in response to Item 21.